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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this Registration Statement on Form S-4 (File Nos. 333-32518 and 333-32518-01 through 333-32518-14) of our report dated
September 8, 1999, on our audits of the financial statements and financial statement schedules of Commercial Stone Co., Inc. and Commercial Aggregates Transportation & Sales, L.P. We also consent to the references to our firm under the caption "Experts."

                                             Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
April 5, 2000